Exhibit 99.1

Alarm.com Reports Second Quarter 2020 Results

-- Second quarter SaaS and license revenue increased 16.2% year-over-year to $95.7 million --
-- Second quarter total revenue increased 16.4% year-over-year to $141.6 million --
-- Second quarter GAAP net income attributable to common stockholders of $17.0 million, compared to $13.8 million for the second quarter of 2019 --
-- Second quarter non-GAAP adjusted EBITDA increased 5.4% year-over-year to $29.2 million, compared to $27.7 million for the second quarter of 2019 --

TYSONS, VA., August 5, 2020 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its second quarter ended June 30, 2020. Alarm.com also provided its financial outlook for SaaS and license revenue for the third quarter of 2020 and increased its guidance for the full year of 2020.

“While we saw some modest disruption, Alarm.com’s service provider partners and our team continued to execute effectively in delivering innovative technology solutions to millions of properties through the ongoing COVID-19 pandemic,” said Steve Trundle, President and CEO of Alarm.com. “As a result, I’m pleased to report solid second quarter results. Our markets continued to show positive momentum, and we remain in a strong position to manage through the uncertainty caused by the pandemic.”

Second Quarter 2020 Financial Results as Compared to Second Quarter 2019

•SaaS and license revenue increased 16.2% to $95.7 million, compared to $82.3 million.
•Total revenue increased 16.4% to $141.6 million, compared to $121.7 million.
•GAAP net income attributable to common stockholders was $17.0 million, or $0.34 per diluted share, compared to $13.8 million, or $0.27 per diluted share.
•Non-GAAP adjusted EBITDA increased to $29.2 million, compared to $27.7 million.
•Non-GAAP adjusted net income attributable to common stockholders increased to $20.6 million, or $0.41 per diluted share, compared to $19.9 million or $0.40 per diluted share.

Balance Sheet and Cash Flow

•Total cash and cash equivalents increased to $205.8 million as of June 30, 2020, compared to $119.6 million as of December 31, 2019.
•For the quarter ended June 30, 2020, cash flows from operations was $35.1 million and free cash flow was $31.8 million, compared to cash flows from operations of $24.1 million and free cash flow of $21.3 million for the quarter ended June 30, 2019.

Recent Business Highlights

•Award-Winning Technology: Alarm.com earned New Product Showcase Awards from the Security Industry Association in two categories. The Alarm.com Smart Water Valve+Meter, which redefines water management in smart homes and businesses, won the Smart Home Solutions category. On-Site Wrap Up, a software solution which helps service providers validate system installations to ensure dependable system performance and improve customer satisfaction, was recognized in the Design, Diagnostic and Installation Tools category.

•OpenEye Team Launches Software-as-a-Service Application: OpenEye’s OWS 24/7 Lite is a highly scalable and flexible subscription software service that simplifies system management, improves cyber and physical security, and increases operational intelligence. It supports up to 24 recording channels per system and offers advanced capabilities such as video analytics, system health monitoring and intelligent alerting. The SaaS application enables OpenEye to provide lower upfront deployment costs, flexible service tiers and easier licensing and user management making OWS 24/7 Lite a cost-effective service for the mid-tier commercial market.

•Selected by Johnson Controls as its Global Interactive Services Platform: Alarm.com has been selected by ADT International, a Johnson Controls business, as its primary Interactive Services provider in 13 countries in Asia, Europe, and Latin America. Through this expanded partnership, the companies will collaborate on the consumer adoption of Alarm.com's services, and business development in these markets.

•Introduced Role-Based Permissions for Commercial Subscribers: Businesses that manage property and system access for a large number of users or locations can use Role-Based Permissions to save time, reduce errors and improve security. Subscribers can now create custom roles based on their business, specify system permissions for each role and assign it to new or existing user logins. Integrating the subscribers’ operational and organizational structure into Alarm.com’s services creates a more efficient, valued and engaging enterprise-grade solution.

Financial Outlook

At this time, it remains challenging to predict the full scope and duration of the impacts driven by the COVID-19 pandemic. While Alarm.com service provider partners are continuing to operate at various levels, some have experienced more difficult selling or installation conditions as a result of local social distancing guidelines or local market sentiments. While new installation rates continue to trend in a positive direction, Alarm.com cannot be sure that this trend will continue. Alarm.com is providing guidance for the third quarter of 2020 and increasing its guidance for the full year of 2020 based upon what it currently sees in its markets.

For the third quarter of 2020:

•SaaS and license revenue is expected to be in the range of $96.6 million to $96.8 million.

For the full year of 2020:

•SaaS and license revenue is expected to be in the range of $382.7 million to $383.1 million.
•Total revenue is expected to be in the range of $552.7 million to $563.1 million, which includes anticipated hardware and other revenue in the range of $170.0 million to $180.0 million.
•Non-GAAP adjusted EBITDA is expected to be in the range of $106.0 million to $107.0 million.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $74.2 million to $74.9 million, based on an estimated tax rate of 21.0%.
•Based on an expected 50.8 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $1.46 to $1.47 per diluted share.

The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its second quarter 2020 financial results and its outlook for the third quarter and full year of 2020. A live audio webcast is scheduled to begin at 4:30 p.m. ET on August 5, 2020. To participate on the live call, analysts and investors should dial 866.588.3290 (U.S./Canada) or 262.558.6169 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through August 13, 2020 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 7886043. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things (IoT) devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share and free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use certain non-GAAP financial measures, including adjusted EBITDA, as performance measures under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release.

We consider free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA and adjusted net income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense, acquisition-related (benefit) / expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to stock options and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Secondary offering expense: We exclude secondary offering expense because we do not consider costs associated with the secondary offering to be indicative of our core operating performance and we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results and improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related (benefit) / expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-related (benefit) / expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related (benefit) / expense and the effects of the transaction on our results of operations.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history.

Interest expense: We record interest expense primarily related to our debt facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense.

Interest income and other income, net: We exclude interest income and other income, net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Income taxes: We exclude the impact related to our (benefit from) / provision for income taxes from our adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s positioning, the benefits of recently launched offerings, and the Company’s guidance for the third quarter and full year of 2020 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company's results and business operations may be negatively impacted by the COVID-19 pandemic, the Company’s actual operating results may differ significantly from any guidance provided, certain precautions the Company is taking due to the COVID-19 pandemic could harm its business, the Company’s quarterly results may fluctuate, downturns in general economic and market conditions, including due to the COVID-19 pandemic, may reduce demand, the reliability of the Company’s network operations centers, the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees, consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the Company's dependence on its suppliers, the reliability of the Company’s hardware and wireless network suppliers and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2020 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-Q for the quarter ended June 30, 2020. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Relations:
David Trone
Alarm.com
dtrone@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
SaaS and license revenue	$95,704	$82,334	$187,654	$162,389
Hardware and other revenue	45,933	39,326	105,922	71,606
Total revenue	141,637	121,660	293,576	233,995
Cost of revenue:
Cost of SaaS and license revenue	13,001	12,665	25,329	24,990
Cost of hardware and other revenue	36,004	31,891	81,656	58,516
Total cost of revenue	49,005	44,556	106,985	83,506
Operating expenses:
Sales and marketing	16,920	15,631	33,995	28,859
General and administrative	17,359	13,872	38,224	33,084
Research and development	36,636	28,418	76,366	54,914
Amortization and depreciation	6,723	5,138	13,145	10,366
Total operating expenses	77,638	63,059	161,730	127,223
Operating income	14,994	14,045	24,861	23,266
Interest expense	(868)	(786)	(1,513)	(1,607)
Interest income	157	806	616	1,614
Other income, net	65	44	157	88
Income before income taxes	14,348	14,109	24,121	23,361
(Benefit from) / provision for income taxes	(2,277)	313	(1,075)	555
Net income	16,625	13,796	25,196	22,806
Net loss attributable to redeemable noncontrolling interest	370	—	606	—
Net income attributable to common stockholders	$16,995	$13,796	$25,802	$22,806

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.35	$0.29	$0.53	$0.47
Diluted	$0.34	$0.27	$0.51	$0.45
Weighted average common shares outstanding:
Basic	48,792,280	48,388,696	48,758,922	48,281,068
Diluted	50,551,632	50,283,990	50,443,526	50,244,384

Stock-based compensation expense included in operating expenses:	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Sales and marketing	$772	$471	$1,529	$851
General and administrative	2,097	1,781	3,879	3,048
Research and development	4,226	3,168	8,045	5,787
Total stock-based compensation expense	$7,095	$5,420	$13,453	$9,686

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$205,827	$119,629
Accounts receivable, net of allowance for credit losses of $3,788 and $2,584, respectively, and net of allowance for product returns of $1,253 and $1,075, respectively	76,591	76,373
Inventory, net	50,406	34,168
Other current assets, net of allowance for credit losses of $35 and $16, respectively	15,265	13,504
Total current assets	348,089	243,674
Property and equipment, net	40,627	38,548
Intangible assets, net	95,402	103,438
Goodwill	105,662	104,963
Deferred tax assets	21,554	19,137
Operating lease right-of-use assets	33,821	30,523
Other assets, net of allowance for credit losses of $48 and $0, respectively	17,490	17,516
Total assets	$662,645	$557,799
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$63,702	$48,727
Accrued compensation	16,327	16,342
Deferred revenue	3,542	3,043
Operating lease liabilities	9,198	7,683
Total current liabilities	92,769	75,795
Deferred revenue	7,995	7,455
Long-term debt	112,000	63,000
Operating lease liabilities	38,486	37,199
Other liabilities	7,426	7,489
Total liabilities	258,676	190,938
Redeemable noncontrolling interest	10,716	11,210
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2020 and December 31, 2019	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 49,070,699 and 48,700,963 shares issued; and 48,923,546 and 48,700,713 shares outstanding as of June 30, 2020 and December 31, 2019, respectively	491	487
Additional paid-in capital	383,388	365,627
Treasury stock, at cost; 147,153 and 0 shares as of June 30, 2020 and December 31, 2019, respectively	(5,149)	—
Retained earnings / (accumulated deficit)	14,523	(10,463)
Total stockholders’ equity	393,253	355,651
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$662,645	$557,799

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
Cash flows from operating activities:	2020	2019
Net income	$25,196	$22,806
Adjustments to reconcile net income to net cash from operating activities:
Provision for credit losses on accounts receivable	965	460
Reserve for product returns	1,000	(44)
Recovery of credit losses on notes receivable	(382)	(3,319)
Amortization on patents and tooling	401	334
Amortization and depreciation	13,145	10,366
Amortization of debt issuance costs	54	54
Amortization of operating leases	4,234	3,638
Deferred income taxes	(2,526)	(627)
Change in fair value of contingent liability	(2,289)	—
Stock-based compensation	13,453	9,686
Acquired in-process research and development	3,297	—
Changes in operating assets and liabilities:
Accounts receivable	(2,549)	(10,927)
Inventory	(16,238)	(905)
Other current and non-current assets	(3,270)	(2,161)
Accounts payable, accrued expenses and other current liabilities	17,332	(2,528)
Deferred revenue	1,039	(196)
Operating lease liabilities	(4,728)	(3,928)
Other liabilities	(86)	158
Cash flows from operating activities	48,048	22,867
Cash flows used in investing activities:
Additions to property and equipment	(7,116)	(5,708)
Purchases of in-process research and development	(3,297)	—
Issuances or purchases of notes receivable	—	(20,061)
Receipt of payment on notes receivable	2,007	7,400
Purchases of patents and patent licenses	(900)	—
Cash flows used in investing activities	(9,306)	(18,369)
Cash flows from financing activities:
Proceeds from credit facility	50,000	—
Repayments of credit facility	(1,000)	(2,000)
Payments of deferred consideration for business acquisitions	(819)	—
Purchases of treasury stock	(5,149)	—
Issuances of common stock from equity-based plans	4,424	2,292
Cash flows from financing activities	47,456	292
Net increase in cash and cash equivalents	86,198	4,790
Cash and cash equivalents at beginning of the period	119,629	146,061
Cash and cash equivalents at end of the period	$205,827	$150,851

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted EBITDA:
Net income	$16,625	$13,796	$25,196	$22,806
Adjustments:
Interest expense, interest income and other income, net	646	(64)	740	(95)
(Benefit from) / provision for income taxes	(2,277)	313	(1,075)	555
Amortization and depreciation expense	6,723	5,138	13,145	10,366
Stock-based compensation expense	7,095	5,420	13,453	9,686
Secondary offering expense	543	—	543	—
Acquisition-related (benefit) / expense	(1,708)	—	2,348	—
Litigation expense	1,563	3,112	4,049	8,649
Total adjustments	12,585	13,919	33,203	29,161
Adjusted EBITDA	$29,210	$27,715	$58,399	$51,967

Adjusted net income:
Net income, as reported	$16,625	$13,796	$25,196	$22,806
(Benefit from) / provision for income taxes	(2,277)	313	(1,075)	555
Income before income taxes	14,348	14,109	24,121	23,361
Adjustments:
Less: interest income and other income, net	(222)	(850)	(773)	(1,702)
Amortization expense	4,083	3,403	8,125	6,934
Stock-based compensation expense	7,095	5,420	13,453	9,686
Secondary offering expense	543	—	543	—
Acquisition-related (benefit) / expense	(1,708)	—	2,348	—
Litigation expense	1,563	3,112	4,049	8,649
Non-GAAP adjusted income before income taxes	25,702	25,194	51,866	46,928
Income taxes [1]	(5,398)	(5,291)	(10,892)	(9,855)
Non-GAAP adjusted net income	$20,304	$19,903	$40,974	$37,073

1 Income taxes are calculated using a rate of 21.0% for each of the three and six months ended June 30, 2020 and 2019. The 21.0% effective tax rate for each of the three and six months ended June 30, 2020 and 2019 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$16,995	$13,796	$25,802	$22,806
(Benefit from) / provision for income taxes	(2,277)	313	(1,075)	555
Income attributable to common stockholders before income taxes	14,718	14,109	24,727	23,361
Adjustments:
Less: interest income and other income, net	(222)	(850)	(773)	(1,702)
Amortization expense	4,083	3,403	8,125	6,934
Stock-based compensation expense	7,095	5,420	13,453	9,686
Secondary offering expense	543	—	543	—
Acquisition-related (benefit) / expense	(1,708)	—	2,348	—
Litigation expense	1,563	3,112	4,049	8,649
Non-GAAP adjusted income attributable to common stockholders before income taxes	26,072	25,194	52,472	46,928
Income taxes [1]	(5,475)	(5,291)	(11,019)	(9,855)
Non-GAAP adjusted net income attributable to common stockholders	$20,597	$19,903	$41,453	$37,073

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.35	$0.29	$0.53	$0.47
(Benefit from) / provision for income taxes	(0.05)	0.01	(0.02)	0.02
Income attributable to common stockholders before income taxes	0.30	0.30	0.51	0.49
Adjustments:
Less: interest income and other income, net	—	(0.02)	(0.02)	(0.04)
Amortization expense	0.08	0.07	0.17	0.14
Stock-based compensation expense	0.15	0.11	0.28	0.20
Secondary offering expense	0.01	—	0.01	—
Acquisition-related (benefit) / expense	(0.04)	—	0.05	—
Litigation expense	0.03	0.06	0.08	0.18
Non-GAAP adjusted income before income taxes	0.53	0.52	1.08	0.97
Income taxes [1]	(0.11)	(0.11)	(0.23)	(0.20)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.42	$0.41	$0.85	$0.77

Non-GAAP adjusted net income attributable to common stockholders per share - diluted	$0.41	$0.40	$0.82	$0.74

Weighted average common shares outstanding:
Basic, as reported	48,792,280	48,388,696	48,758,922	48,281,068
Diluted, as reported	50,551,632	50,283,990	50,443,526	50,244,384

1 Income taxes are calculated using a rate of 21.0% for each of the three and six months ended June 30, 2020 and 2019. The 21.0% effective tax rate for each of the three and six months ended June 30, 2020 and 2019 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Free cash flow:
Cash flows from operating activities	$35,148	$24,054	$48,048	$22,867
Additions to property and equipment	(3,397)	(2,746)	(7,116)	(5,708)
Non-GAAP free cash flow	$31,751	$21,308	$40,932	$17,159